Exhibit 5.1

March 1, 2017

Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 4, Ireland

Re:	Securities Being Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-            ) (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of any combination of (i) ordinary shares, par value £0.50 per share (the “Ordinary Shares”), of Amarin Corporation plc, a company incorporated under the laws of England and Wales (the “Company”), (ii) ordinary shares in the form of American Depositary Shares, (iii) preference shares, par value £0.05 per share, of the Company (the “Preference Shares”), (iv) preference shares in the form of American Depositary Shares, (v) debt securities of the Company (“Debt Securities”) and (vi) warrants to purchase Ordinary Shares, ordinary shares in the form of American Depositary Shares, Preference Shares, preference shares in the form of American Depositary Shares or Debt Securities (“Warrants”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Ordinary Shares, Preference Shares or other securities at a future date or dates. The Ordinary Shares, ordinary shares in the form of American Depositary Shares, Preference Shares, preference shares in the form of American Depositary Shares, Debt Securities and Warrants are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Ordinary Shares, ordinary shares in the form of American Depositary Shares, Preference Shares, preference shares in the form of American Depositary Shares and Warrants) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials.

The opinions set forth below are limited to the law of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws, or (ii) state or federal antitrust laws.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued Ordinary Shares or Preference Shares, as applicable, together with the total number of such shares issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized Ordinary Shares or Preference Shares, as applicable, under the Company’s Articles of Association as then in effect.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

•	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;

•

with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

•	with respect to Warrants, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Warrants are to be issued and (b) the establishment of the terms of such Warrants, and the execution and delivery of such Warrants, in conformity with any applicable agreement under which such Warrants are to be issued and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

2. Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP